Exhibit 3.13

ARTICLES OF INCORPORATION

OF

TUSCARORA MINING CORPORATION

We, the undersigned, having associated ourselves together for the purpose of forming a corporation under the general corporation law of the State of Nevada, do hereby certify:

FIRST:                                                           The name of the corporation is

TUSCARORA MINING CORPORATION

SECOND:                                            The principal office of this corporation in the State of Nevada is located at 225 East Bridger Avenue, Suite 510, Las Vegas, Clark County, Nevada 89101, United States of America.

THIRD:                                                       The nature of the business, and the objects or purposes proposed to be transacted, promoted or carried on by this corporation are:

To engage in exploration for minerals and the development, mining, processing and marketing of minerals, mineral products and derivatives of minerals.

To maintain and operate structures, equipment, transportation, transmission and other facilities.

To act as agent or factor for any person, firm or corporation.

To hold, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with real and personal property of every class and description.

To conduct any lawful business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in this state and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and in any foreign countries.

To acquire a foreign domicile and to be registered or recognized in any foreign country, state or possession.

In general, to engage in any lawful activity and to have and exercise all of the powers conferred by law upon corporations organized under the laws of the State of Nevada, and to do all such things to the same extent as a natural person could do.

FOURTH:                                           The amount of the total authorized capital stock of this corporation is One Hundred Thousand Dollars ($100,000.00) consisting of Ten Thousand (10,000) shares of stock of the par value of Ten Dollars ($10.00) each.

FIFTH:                                                          The members of the governing board of this corporation shall be known as directors.  The number of directors may from time to time be increased or decreased in such manner as may be stated in the Bylaws of this corporation, provided that the number of directors shall not be reduced to less than three.  The names and post office addresses of the first Board of Directors are as follows:

Name	Post Office Address

GERALD A. COLLIER	One Wilshire Boulevard Los Angeles, California 90017

MONICA R. GARCIA	One Wilshire Boulevard Los Angeles, California 90017

LAUDER W. HODGES	One Wilshire Boulevard Los Angeles, California 90017

SIXTH:                                                        The capital stock, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH:                                      The name and post office address of each of the incorporators signing these Articles of Incorporation are as follows:

Name	Post Office Address

GERALD A. COLLIER	One Wilshire Boulevard Los Angeles, California 90017

MONICA R. GARCIA	One Wilshire Boulevard Los Angeles, California 90017

LAUDER W. HODGES	One Wilshire Boulevard Los Angeles, California 90017

EIGHTH:                                                The corporation is to have perpetual existence.

NINTH:                                                      Meetings of the stockholders may be held outside the State of Nevada, if the Bylaws so state.  The books of the corporation may be kept outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, hereby certify that the facts stated herein are true.

Dated:	January 15, 1970

Gerald A. Collier

Monica R. Garcia

Lauder W. Hodges

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

TUSCARORA MINING CORPORATION, a corporation organized under the laws of the State of Nevada, by its President and Secretary, does hereby certify:

1.                                       That the Board of Directors of said Corporation by Unanimous Waiver of Notice of Meeting and Consent to the Adoption of Resolution of February 10, 1982, passed a resolution declaring that the following change and amendment in the Articles of Incorporation is advisable.

RESOLVED, that the Articles of Incorporation be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

“FIRST:                                                     The name of the corporation is THOMPSON CREEK MINING COMPANY”

2.                                       That the number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 100; that the said change and amendment has been consented to and authorized by the written consent of stockholders holding all of its outstanding shares entitled to vote thereon.

IN WITNESS WHEREOF, the said Tuscarora Mining Corporation has caused this Certificate to be signed by its President and its Secretary and its corporate seal to be hereto affixed this 10th day of February 1982.

TUSCARORA MINING CORPORATION

Ray W. Ballmer
President

W. H. Cann
Secretary

STATE OF COLORADO	)

COUNTY OF ARAPAHOE	)

On February 10, 1982, personally appeared before me, a Notary Public, Ray W. Ballmer and W. H. Cann, who acknowledged that they executed the above instrument.

(seal)

Carolyn A. Knutson
Notary Public
7000 S. Yosemite, Englewood, CO

My commission expires:   January 12, 1985

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

THOMPSON CREEK MINING COMPANY, a corporation organized under the laws of the State of Nevada, by its President and Secretary, does hereby certify:

1.                                       That the Board of Directors of said Corporation by Unanimous Waiver of Notice of Meeting and Consent to the Adoption of Resolution of March 15, 1982, passed a resolution declaring that the following change and amendment in the Articles of Incorporation is advisable.

RESOLVED, that the Articles of Incorporation be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

“FIRST:                                                     The name of the corporation is CYPRUS THOMPSON CREEK MINING COMPANY”

2.                                       That the number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 100; that the said change and amendment has been consented to and authorized by the written consent of stockholders holding all of its outstanding shares entitled to vote thereon.

IN WITNESS WHEREOF, the said Thompson Creek Mining Company has caused this Certificate to be signed by its President and its Secretary and its corporate seal to be hereto affixed this 15th day of March 1982.

THOMPSON CREEK MINING COMPANY

Gordon Furth
President

W. H. Cann
Secretary

STATE OF COLORADO	)

COUNTY OF ARAPAHOE	)

On March 15, 1982, personally appeared before me, a Notary Public, Gordon Furth and W. H. Cann, who acknowledged that they executed the above instrument.

(seal)

Carolyn A. Knutson
Notary Public
7000 S. Yosemite, Englewood, CO

My commission expires:   January 12, 1985

LIST OF OFFICERS, DIRECTORS AND AGENT OF
TUSCARORA MINING CORPORATION

TO THE HONORABLE SECRETARY OF STATE OF THE STATE OF NEVADA:

I, W. H. Cann, do hereby certify that I am the Secretary thereof; that the following is a full, true and correct list of all the officers and directors of said corporation at the date of this certificate with their address to wit:

Name	Title and Address

Alan A. Bakewell	President, Director 555 S. Flower St., Los Angeles, CA

W. H. Cann	Secretary, Director 555 S. Flower St., Los Angeles, CA

P. J. M [illegible]	V.P. & Treasurer, Director 555 S. Flower St., Los Angeles, CA

B.N. Fleming	Assistant Sect. Treas. 555 S. Flower St., Los Angeles, CA

TUSCARORA MINING COMPANY

W. H. Cann
Secretary

April 5, 1978

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
HECTOR EXPLORATION CORPORATION
INTO
CYPRUS THOMPSON CREEK MINING COMPANY

(Pursuant to Section 78.315 of the
Nevada Revised Statutes)

Cyprus Thompson Creek Mining Company, a Nevada corporation (the “Corporation”), does hereby certify:

FIRST:                                   That the Corporation is incorporated pursuant to the Nevada Revised Statutes.

SECOND:                    That the Corporation owns all of the outstanding shares of each class of the capital stock of Hector Exploration Corporation, a Nevada corporation.

THIRD:                               That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 20th day of January, 1986, determined to merge into itself Hector Exploration Corporation on the conditions set forth in such resolutions:

“RESOLVED, that this Corporation merge into itself its subsidiary, Hector Exploration Corporation, and assume all of said subsidiary’s liabilities and obligations;

FURTHER RESOLVED, that the President, the Executive Vice President or any Vice President and the Secretary or any Assistant Secretary of this Corporation be and they hereby are directed to make, execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of the resolution to merge said Hector Exploration Commission into this Corporation and to assume said subsidiary’s liabilities and obligations and to file the same in the office of the Secretary of the State of Nevada.”

FOURTH:                   This Certificate of Merger shall be effective as of the opening of business on March 1, 1986.

IN WITNESS WHEREOF, said Cyprus Thompson Creek Mining Company has caused this certificate to be signed by Chester B. Stone, Jr., its Executive Vice President, and Deborah J. Friedman, its Assistant Secretary, this 18th day of February, 1986.

CYPRUS THOMPSON CREEK MINING COMPANY

BY:
Executive Vice President

ATTEST:

BY:
Assistant Secretary

CERTIFICATE OF OWNERSHIP

MERGING

HECTOR EXPLORATION CORPORATION
(A NEVADA CORPORATION)
(#823-70)
INTO

CYPRUS THOMPSON CREEK MINING COMPANY
(A NEVADA CORPORATION)

FILE DATE:   3-14-86

FILING FEE:   $50.00

FILE #  199-70

CYPRUS THOMPSON CREEK MINING COMPANY

CERTIFICATE OF AMENDMENT

Cyprus Thompson Creek Mining Company, a Nevada corporation (hereinafter referred to as the “Corporation”), hereby certifies to the Secretary of State that:

FIRST:                                   The name of the Corporation is Cyprus Thompson Creek Mining Company.

SECOND:                    Article Fifth of the Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

FIFTH:   The members of the governing board of this Corporation shall be known as directors.  The number of directors may from time to time be increased or decreased in such manner as may be stated in the Bylaws of this Corporation.  The names and addresses of the first Board of Directors are as follows:

NAME	MAILING ADDRESS

Gerald A. Collier	One Wilshire Boulevard Los Angeles, California 90017

Monica R. Garcia	One Wilshire Boulevard Los Angeles, California 90017

Lauder W. Hodges	One Wilshire Boulevard Los Angeles, California 90017

THIRD:                               The amendment was adopted by the written consent, unanimously taken by the stockholders of the Corporation in accordance with Section 78.320 of the Nevada General Corporation Law on the 21st day of December, 1993.

IN WITNESS WHEREOF, Cyprus Thompson Creek Mining Company has caused this Certificate of Amendment to be signed in its name and on its behalf by its President and by its Secretary on this 5th day of January, 1994, and its President and Secretary acknowledge that this Certificate of Amendment is the act and deed of Cyprus Thompson Creek Mining Company and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of the President’s and the Secretary’s knowledge, information and belief.

CYRUS THOMPSON CREEK MINING COMPANY

By:
F. Steven Mooney, President

By:
James K. Poage, Secretary

STATE OF COLORADO	)
) ss.
CITY AND COUNTY OF DENVER	)

The foregoing Certificate of Amendment was signed before me by F. Steven Mooney, as President of Cyprus Thompson Creek Mining Company, and James K. Poage, as Secretary of Cyprus Thompson Creek Mining Company, who, under oath, stated that the matters and facts set forth therein are true in all material respects to the best of their knowledge and belief.

Dated this 5th day of January, 1994.

Notary Public

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